                                                                                PART I - EXHIBIT 11
                                      THE HILLHAVEN CORPORATION

                          Statement Re:  Computation of Per Share Earnings
                              (in thousands, except per share amounts)
                                               Three Months Ended  Nine Months Ended
                                                  February 28,        February 28,
                                                 1994      1993      1994      1993
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning
  of period (1) <F1>                                21,020       20,911        20,979      20,883
Shares issued upon exercise of
  stock options                                          9           10            34          20
Restricted share awards, net                           ---           76            (5)         25
Shares issued upon conversion
  of debentures                                          4          ---             1         ---
Dilutive effect of outstanding stock
  options and contingent shares                        210          222           213         187
Dilutive effect of warrants held
  by NME                                             2,739        2,590         2,438       2,003
Weighted average number of shares
  and share equivalents
  outstanding (2) <F2>                              23,982       23,809        23,660      23,118

Income before extraordinary charge
  and cumulative effect of
  accounting change                             $   11,707   $    9,432    $   45,543   $  29,352

Adjustments related to proceeds
  from exercise of options
  and warrants under the
  "modified treasury stock" method                     ---          ---           ---         478

Preferred stock dividends                           (2,645)        (722)       (6,012)     (2,166)

Adjusted income                                      9,062        8,710        39,531      27,664

Extraordinary charge, net of income
  taxes                                                (73)        (565)       (1,013)       (565)
Cumulative effect of change in
  accounting for income taxes                          ---          ---           ---      (1,103)

Net income as adjusted                          $    8,989   $    8,145    $   38,518   $  25,996

Primary earnings per share:

Income before extraordinary
  charge and cumulative
  effect of accounting change                   $      .37   $      .36    $     1.67   $    1.19
Extraordinary charge                                   ---         (.02)         (.04)       (.02)
Cumulative effect of change in
  accounting for income taxes                          ---          ---           ---        (.05)

   Net income                                   $      .37   $      .34    $     1.63   $    1.12

                                      (Continued on next page)

                                                                                PART I - EXHIBIT 11
                                      THE HILLHAVEN CORPORATION

                          Statement Re:  Computation of Per Share Earnings
                              (in thousands, except per share amounts)
                                               Three Months Ended  Nine Months Ended
                                                  February 28,        February 28,
                                                 1994      1993      1994      1993
FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares
  used in primary calculation                       23,982       23,809        23,660      23,118
Additional dilutive effect of
  stock options and warrants                           292          ---           580          10
Assumed conversion of convertible
   debentures                                        8,218        8,384         8,329       5,841

Fully diluted weighted average
  number of shares (2) <F2>                         32,492       32,193        32,569      28,969

Income before operations,
  extraordinary charge and
  cumulative effect of accounting
  change, adjusted per primary
  calculation                                   $    9,062   $    8,710    $   39,531   $  27,664
Adjustments for interest expense
  and related income taxes                           1,729        2,649         5,049       5,396

Adjusted income used in fully
  diluted calculation                               10,791       11,359        44,580      33,060

Extraordinary charge, net of
  income taxes                                         (73)        (565)       (1,013)       (565)
Cumulative effect of change in
  accounting for income taxes                          ---          ---           ---      (1,103)

                                                $   10,718   $   10,794    $   43,567   $  31,392
Fully diluted earnings per share:
  Income before extraordinary
     charge and cumulative effect
     of accounting change                       $      .33   $      .35    $     1.37   $    1.14
  Extraordinary charge                                 ---         (.01)         (.03)       (.02)
  Cumulative effect of change in
   accounting for income taxes                         ---          ---           ---        (.04)

   Net income (3) <F3>                          $      .33   $      .34    $     1.34   $    1.08

- - - ----------
[FN]
(1)<F1> Share amounts have been adjusted for the effect of a one-for-five reverse stock split effective November 1, 1993.

(2)<F2> All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(3)<F3> The calculations for the three and nine months ended February 28, 1993 are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraph 37 of APB Opinion No. 15.